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                                                                    EXHIBIT 11

               ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                      COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                       THREE MONTHS ENDED
                                                             MARCH 31,
                                                       ------------------
                                                         1995       1994
                                                       ----------   ---------
                                                             (UNAUDITED)
INCOME..............................................    $   9,005   $   5,604
                                                        ----------   ---------
                                                        ----------   ---------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
PRIMARY:
   Common stock.....................................        28,303      27,037
   Common stock equivalents
   Stock options (A)................................           978         888
                                                        ----------   ---------

   Primary shares outstanding.......................        29,281      27,925
                                                        ----------   ---------
                                                        ----------   ---------

FULLY DILUTED:
   Common stock.....................................        28,303      27,037
   Common stock equivalents
   Stock options (A)................................         1,034         901
                                                        ----------   ---------

   Fully diluted shares outstanding.................        29,337      27,938
                                                        ----------   ---------
                                                        ----------   ---------

INCOME PER SHARE:
Primary.............................................    $      .31    $    .20
Fully diluted.......................................    $      .31    $    .20

- ----------------
   The treasury stock method was used to determine the weighted average number of shares of common sotck equivalents outstanding during the periods.
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